UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

Golden Oasis New Energy Group, Inc.
(Name of registrant as specified in its charter)

Nevada	333-175482	27-2563052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS I.D.

1000 E. Armstrong St. Morris, IL	60450
(Address of principal executive offices)	(Zip Code)

630-401-0029
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

On February 6, 2013, An Agreement between Mr. Keming Li, CEO/President and Director of Golden Oasis New Energy Group Inc a Nevada corporation (the “Issuer”), Ms. Guoling Jin, Treasury and Director of Golden Oasis New Energy Group Inc, and Ms. Madison Li (the stockholder), of Golden Oasis New Energy Group Inc, and Mr. Jian Li (the “Purchaser”.)

As a result, a change of control of the Company has taken place, February 6, 2013, whereby said shareholder Mr. Jian Li now owns 5,388,010 of the Company's common stock out of a total of 6,493,090 total common stock outstanding.

The Company is not aware of any arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)           On February 6, 2013 Mr. Keming Li and Ms. GUOLING JIN, presented to the Board of the Company a letter of resignation whereby they resigned from their positions as officers and directors with the Company, effective at 11:59 A.M. on February 6, 2013.  Their resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

(b)           On February 6, 2013, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Keming Li and Ms. GUOLING JIN from their positions as officers and directors of the Company, and (ii) the appointment of Mr. Jain Li as Chief Executive Officer and Director and Mr. Tzongshyan George  Sheu as Secretary and Director of the Company.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Neither Mr. Jian Li nor Mr. Tzongshyan George Sheu has a family relationship with any of the previous officers or directors of the Company. Mr. Jian Li now owns a total of 83% or 5,388,010 of the Company's total outstanding common shares.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No:	Description

99.1	Resignation letter of Keming Li, dated February 6, 2013

99.2	Resignation letter of Ms. Guoling Jin, dated February 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Golden Oasis New Energy Group, Inc., a Nevada corporation

Title	Name	Date	Signature

Principal Executive Officer	Mr. Jian Li	February 6, 2013	/s/ Jian Li